PRESS RELEASE

For more information contact:

Puerto Rico	New York
María Calero (787) 751-6640	Ana Calvo de Luis (212) 350-3903
Evelyn Vega (787) 250-3042

SANTANDER BANCORP

ANNOUNCES NEW APPOINTMENTS

(San Juan, Puerto Rico) June 26, 2001 - (NYSE: SBP; LATIBEX: XSBP), Juan Arenado, President and Chief Executive Officer of Santander BanCorp and Banco Santander Puerto Rico, announce today that effective August 1st, José Ramón González has been named Senior Executive Vice President and Chief Financial Officer of both institutions, as well as Vice Chairman of the Board of Directors of Banco Santander Puerto Rico. At the present time, González is President and Chief Executive Officer of Santander Securities Corporation, an affiliate of Banco Santander Puerto Rico.

Arenado stated that he is extremely pleased with the role that González will be assuming shortly in the Bank and described him as one of the outstanding executives of the Santander Group in Puerto Rico for his exceptional knowledge of the local and international banking and securities industry. "José Ramón is a well-known and admired banker in Puerto Rico who has been prominent in the private as well as in the public sector. Banco Santander Puerto Rico is proud to have this great talent in the Bank" Arenado pointed out.

José R. González, who will continue performing as President of the Board of Directors of Santander Securities and its subsidiary, Santander Asset Management, expressed, "Banco Santander Puerto Rico has been serving Puerto Rico for 25 years and in the spirit of commitment to our Island that has characterized the Group, I am pleased to join the Bank to continue the excellent work that has distinguished this Institution throughout its history."

Likewise, Arenado praised the performance of José González de Castejón, who ceases in his function as Vice Chairman of the Board of Directors and Chief Financial Officer of Santander BanCorp and Banco Santander Puerto Rico, as of August 1st. "Mr. González de Castejón has been part of the growth of the Bank in Puerto Rico since 1976 and we acknowledge his contribution to the progress of the Group in the Island. González de Castejón now faces new challenges within the BSCH Group", noted Arenado.

With respect to Santander Securities, González announced that as of August 1st, Carlos M. García, who has acted as Managing Director of Investment Banking since 1997, would become the President and Chief Executive Officer of Santander Securities. González also informed that Jesus F. Méndez would become Chief Operating Officer. Méndez has served as Managing Director and Chief Financial Officer of Santander Securities since 1996.

Santander BanCorp is a publicly held financial holding company that is traded on the New York Stock Exchange and on Latibex, (Madrid Stock Exchange). It has two wholly owned subsidiaries, Banco Santander Puerto Rico and Santander Insurance Agency. Banco Santander Puerto Rico has been operating in Puerto Rico for 25 years. It offers a full array of services in the areas of commercial, mortgage and consumer banking supported by a team of over 1,500 employees. Banco Santander Puerto Rico has 76 branches. Santander Insurance Agency offers life, health and disability insurance as a corporate agent and also operates as a general agent. For more information, visit the Bank´s website at http://www.santandernet.com.

Banco Santander Central Hispano ("BSCH") is the leading financial group in Spain and Latin America, the third largest by market capitalization in the Euro Zone and among the 15 largest in the world. As of March 2001, it had more than $317 billion in assets and served 36 million customers through more than 10,300 offices in 42 countries. Management´s philosophy is focused on creating value for shareholders through a model of personalized banking services combined with rigorous standards of productivity and efficiency.

Banco Santander Central Hispano is the leading financial group in Latin America, with presence in 12 countries representing 98% of the region´s GDP: Argentina, Bolivia, Brazil, Colombia, Chile, Mexico, Panama, Paraguay, Peru, Puerto Rico, Uruguay and Venezuela. The franchise comprises 16 banks, 9 pension fund managers, 12 mutual funds, 10 insurance companies, 12 brokerages and 9 leasing and factoring companies. In all, it has 22 million customers in the region and more than 4,600 offices.

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José R. González

José R. González has been active in the securities industry since 1983. From February 1983 to January 1986 Mr. González was an investment banker with The First Boston Corporation involved in corporate and public finance. During this period Mr. González was involved in structuring and marketing public issues and private placements of securities by government agencies and instrumentalities, industrial corporations and financial institutions. This included experience in both the United States capital market, and in the 936 and taxable securities markets in Puerto Rico.

From February 1986 to January 1989 Mr. González was President and Chief Executive Officer of Government Development Bank for Puerto Rico, where his responsibilities and activities included: structuring and negotiating the sale of approximately $6 billion in public sector indebtedness; managing an investment portfolio of $3.5 billion; overseeing the management of approximately $3 billion in long-term investments of various public sector retirement systems. Additional posts included: Chairman of the Board of the Puerto Rico Telephone Authority; Vice Chairman of the Board of Trustees of the Retirement System of the Employees of the Government of Puerto Rico; member of the Board of Directors of the Puerto Rico Maritime Shipping Authority; and member of the Governor´s Economic Advisory Council.

In April 1989 Mr. González rejoined First Boston as Director and Branch Manager responsible for supervising all operations of the firm in Puerto Rico, including sales, trading and investment banking. In addition, Mr. Gonzá lez remained actively involved in investment banking transactions. Between 1989 and 1991, Mr. González worked as head of the financial advisory team to BellSouth during the privatization process of the Puerto Rico Telephone Company. In addition, Mr. González also participated in the privatization of the Commonwealth´s shipping authority - Autoridad de Navieras de Puerto Rico.

Mr. González was active with First Boston until February 1995 when the firm´s Puerto Rico operations were sold to Popular, Inc. (formerly BanPonce Corporation).

From May 1995 to July 1996 Mr. González was Vice President and Chief Financial Officer of MOVA Pharmaceutical Corporation, a privately-held pharmaceutical company with large-scale contract manufacturing operations for major multinational corporations and its own line of generic prescription and "over the counter" products. In this capacity Mr. González supervised all finance and administrative functions, including treasury, accounting, and information systems, and was personally responsible for strategic financial planning for the firm, including capital-raising alternatives.

In August 1996 Mr. González joined Santander Group as President and Chief Executive Officer of Santander Securities Corporation of Puerto Rico, a full-service broker-dealer subsidiary of the Santander Group. Mr. González has been responsible for developing and implementing all aspects of the company´s business plan and operations since start-up in December 1996, and is directly responsible for supervising all sales, trading and investment banking activities of the firm.

Prior to 1983, Mr. González was a practicing attorney with the San Juan law firm of O´Neill & Borges specializing in corporate and securities law, financial transactions and financial institutions regulation.

Mr. González received a B.A. in Economics from Yale University in 1976 and M.B.A. and J.D. degrees from Harvard University in 1980.

Carlos M. García

Carlos M. García has worked in the securities industry since 1993. Mr. García has a diverse investment banking experience which includes the execution of transactions in public finance, corporate finance, asset-backed securities, mortgage related products, real estate, equities, fixed income, merger and acquisitions, privatizations and general corporate advisory.

Mr. García as Managing Director of Santander Securities has been principally responsible for the Investment Banking operations of the firm, and other special projects such as the acquisition of the Merrill Lynch retail brokerage operations of Merrill Lynch by Santander Securities last year. From 1998 to date, Mr. García´s leadership has permitted to position Santander Securities as one of the leading securities underwriting firms in Puerto Rico.

From 1993 to 1995, Mr. García worked for CS First Boston Corporation. Prior to joining Santander Securities, Mr. García was Vice President of Investment Banking at another major investment banking firm in Puerto Rico. Mr. García has acted as senior manager and one of the principal bankers of the Commonwealth of Puerto Rico and several of its agencies and instrumentalities in the issuance of over $5 billion of tax-exempt debt in the U.S. and Puerto Rico capital markets. Mr. García has also acted as financial advisor to the Government Development Bank for Puerto Rico and other major Puerto Rico corporations.

Mr. García holds a dual degree in Management from the Wharton School and in Comparative Literature from the College of Arts and Sciences of the University of Pennsylvania.

Jesús F. Méndez

Jesús F. Méndez has been associated with the securities industry for over 15 years. Mr. Méndez joined Santander Securities on August 1996 as Managing Director and Chief Financial Officer. As such, he has been responsible for managing financial and operationally the growth of Santander Securities since its inception.

Before joining Santander Securities, Mr. Méndez worked for 11 years at Popular Securities, Inc. (formerly CS First Boston Puerto Rico) where he held the position of Senior Vice President, Chief Financial Officer and Financial and Operations Principal. As such, he was responsible for the maintenance of books and records, regulatory reporting and the establishment of compliance procedures. He was also a member of the Management Committee.

From 1981 to 1985 Mr. Méndez was a Senior Auditor at Deloitte & Touche (formerly Deloitte, Haskins and Sells) where he worked in the Audit and Tax Departments specializing in financial institutions. From 1979 to 1980 he was an Assistant Bank Examiner for the Federal Deposit Insurance Corporation, New York Region.

Mr. Méndez graduated from the University of Puerto Rico in 1979 with a major in Accounting. He is a Certified Public Accountant since 1982 and a member of the Puerto Rico Society of Certified Public Accountants and the American Institute of CPA´s.

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